EXHIBIT 99.1

LTX-Credence Announces Second Quarter Results

NORWOOD, Mass., Feb. 23, 2012 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of market focused, cost-optimized ATE solutions, today announced financial results for its fiscal quarter ended January 31, 2012.

Net sales for the quarter were $24,082,000, compared to the prior quarter net sales of $33,752,000. Net loss for the quarter was $(9,688,000), or $(0.20) per share on a GAAP basis. Excluding the favorable net impact of special items totaling $774,000, and amortization of purchased intangible assets of $791,000, net loss for the quarter was $(9,671,000), or $(0.20) per share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "While visibility remains limited, certain customers and segments in our target markets are showing signs of recovery. In particular, semiconductor companies with exposure to the mobility space are adding test capacity.

While we continue to make progress in winning new customers and transitioning others to volume production, we are most excited about our upcoming product launch scheduled for March 20th. This new product will enable us to target a $400M segment of the application specific standard product (ASSP) device market that previously had not been a focus of the Company. We believe our test solution for these devices, which are primarily used in mobility applications, will be a new source of growth for the Company as we enter the next semiconductor cycle."

Third Quarter Fiscal 2012 Outlook

For the fiscal quarter ending April 30, 2012, net sales are expected to be in the range of $28 million to $32 million. Non-GAAP net loss is expected to be in the range of $(0.17) to $(0.12) per share, assuming 49 million shares outstanding. The non-GAAP net loss guidance excludes amortization of purchased intangible assets of $791,000.

The Company will conduct a conference call today, February 23, 2012, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The conference call will also be simulcast on the "Investor" link at the LTX-Credence web site (www.ltxc.com). Audio replays of the call can be heard through March 22, 2012 via telephone by dialing 855.859.2056, Conference ID number 49265055 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended January 31, 2012 excludes the amortization of purchased intangible assets and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's third fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets," "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our product and service demand and operating results; risks related to the development and timely delivery of new products, options and software applications; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	January 31, 2012	July 31, 2011
Current assets
Cash and cash equivalents	$ 40,433	$ 123,198
Marketable securities	103,319	39,417
Accounts receivable - trade, net	20,761	42,646
Accounts receivable - other	714	408
Inventories, net	28,449	21,145
Prepaid expenses and other current assets	3,573	4,368
Total current assets	197,249	231,182

Property and equipment, net	19,202	20,827
Intangible assets, net	4,735	6,317
Goodwill	43,030	43,030
Other assets	1,305	759
Total assets	$ 265,521	$ 302,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 6,422	$ 15,232
Other accrued expenses	17,104	24,677
Deferred revenue	5,439	5,589
Total current liabilities	28,965	45,498

Other long-term liabilities	14,557	15,897
Stockholders' equity	221,999	240,720
Total liabilities and stockholders' equity	$ 265,521	$ 302,115

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2012	2011	2012	2011

Net sales	$ 24,082	$ 52,549	$ 57,834	$ 128,196
Cost of sales	13,202	21,126	28,917	49,527
Gross profit	10,880	31,423	28,917	78,669

Engineering and product development expenses	12,364	12,895	25,280	25,874
Selling, general, and administrative expenses	8,346	12,691	17,667	25,856
Amortization of purchased intangible assets	791	1,490	1,582	2,980
Restructuring	141	--	187	116
(Loss) income from operations	(10,762)	4,347	(15,799)	23,843

Other income, net	403	211	654	402
(Loss) income before benefit from income taxes	(10,359)	4,558	(15,145)	24,245
Benefit from income taxes	(671)	(147)	(549)	(135)
Net (loss) income	$ (9,688)	$ 4,705	$ (14,596)	$ 24,380

Net (loss) income per share:

Basic	$ (0.20)	$ 0.10	$ (0.30)	$ 0.49
Diluted	$ (0.20)	$ 0.09	$ (0.30)	$ 0.49

Weighted average shares outstanding:

Basic	48,961	49,384	49,225	49,279
Diluted	48,961	50,042	49,225	50,094

LTX-Credence Corporation
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended January 31, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended January 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net (loss) income	$ (9,688)	$ (0.20)	$ (0.20)	$ 4,705	$ 0.10	$ 0.09
Release of income tax liabilities from lapses of statutes of limitations	(866)	(0.02)	(0.02)	--	--	--
Restructuring	141	0.00	0.00	--	--	--
Merger-related (income) expenses	(49)	(0.00)	(0.00)	2,800	0.06	0.06
Amortization of purchased intangible assets	791	0.02	0.02	1,490	0.03	0.03

Non-GAAP net (loss) income	$ (9,671)	$ (0.20)	$ (0.20)	$ 8,995	$ 0.18	$ 0.18

Weighted average shares outstanding:		48,961	48,961		49,384	50,042

	Six Months Ended January 31, 2012	Basic Earnings Per Share	Diluted Earnings Per Share	Six Months Ended January 31, 2011	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net (loss) income	$ (14,596)	$ (0.30)	$ (0.30)	$ 24,380	$ 0.49	$ 0.49
Release of income tax liabilities from lapses of statutes of limitations	(866)	(0.02)	(0.02)	--	--	--
Restructuring	187	0.00	0.00	116	--	--
Merger-related expenses	66	0.00	0.00	2,800	0.06	0.06
Amortization of purchased intangible assets	1,582	0.03	0.03	2,980	0.06	0.06

Non-GAAP net (loss) income	$ (13,627)	$ (0.29)	$ (0.29)	$ 30,276	$ 0.61	$ 0.61

Weighted average shares outstanding:		49,225	49,225		49,279	50,094
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com